EXHIBIT 10.10


April 22, 2004


MR. MARTON B. GROSSMAN
DYNAMIC INTERNATIONAL, INC.,
D/B/A DYNAMIC CLASSICS
58 Second Avenue
Brooklyn, NY 11215

         LETTER AMENDMENT (REF. #111804*H) (AMENDMENT "H") TO THE LICENSE AGREEMENT EFFECTIVE JANUARY 09, 1993 BETWEEN DAIMLERCHRYSLER COPRORATION AND DYNAMIC INTERNATIONAL, INC., D/B/A DYNAMIC CLASSICS COVERING `JEEP' AND `CHRYSLER' (REF. #111804) (AGREEMENT)

Dear Mr. Grossman:

The following, when signed by you and counter-executed by DaimlerChrysler Corporation (hereinafter "DC"), shall constitute an Amendment to the above-referenced Agreement as follows:

                     SUMMARY SHEET - PARAGRAPH 6. - ROYALTY

         The royalty rate for Chrysler PT Cruiser Licensed Articles only is hereby amended as follows:

         The parties agree that Licensee shall pay 3% of Gross Sales for PT Cruiser Licensed Articles until Licensee has recouped the cost of the sweepstakes vehicle purchased (with an estimated cost of $22,600) by Licensee for the Shopko promotion in September 2004. Once the cost of the vehicle has been recouped from the royalty reduction and 1% Institutional Advertising Campaign contribution as set forth herein, the royalty rate shall revert to 6% of Gross Sales.

         The parties agree Licensee may apply the quarterly Institutional Advertising Campaign contribution, of 1% of Gross Sales, towards the recouping of the ShopKo sweepstakes vehicle cost, in addition to the reduced royalty rate outlined above. Once the cost of the vehicle has been recouped Licensee will resume contribution to the Institutional Advertising Campaign.

         SUMMARY SHEET - PARAGRAPH 16 - DAIMLERCHRYSLER'S Nominee to Receive Payment

         The Nominee's address has been changed as follows:

                           The Joester Loria Group, Inc.
                           860 Broadway, 3rd Floor
                           New York, NY 10003
                           Attn: President

Except as specifically modified herein, all other terms and conditions of the Agreement shall remain in full force and effect.

Assuming the preceding statements accurately reflect your understanding, please sign the original and all copies of this Amendment in the space provided, and return them to me. We will then have the Amendment executed and return a fully-executed copy to you for your files. Of course, no binding modification exists until one fully-executed copy of the Amendment has been returned to you.

If you have any questions, feel free to contact Roger Lippman.

Sincerely yours,



Glory Ekpe
Director, Contracts

AGREED TO AND ACCEPTED BY:

DAIMLERCHRYSLER CORPORATION                 DYNAMIC INTERNATIONAL, INC.,
                                               D/B/A DYNAMIC CLASSICS



By: /s/ Donna L. Berry                          By:  /s/ Marton B. Grossman
    --------------------------------                ----------------------------
         Donna L. Berry                                  Marton B. Grossman

Title: Sr. Staff Attorney-Trademarks         Title:   President
    --------------------------------                ----------------------------

Date:   May 11, 2004                         Date:   April 29, 2004
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